AMENDED AND RESTATED EXHIBIT A TO THE INVESTMENT ADVISORY AGREEMENT BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC DATED JULY 2, 2018

Intending to be legally bound, the undersigned hereby amend and restate Exhibit A to the aforesaid Agreement to include the following investment portfolios as of July 23, 2020:

Name of Fund	Annual Advisory Fee (as a % of average daily net assets)	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X FTSE Nordic Region ETF	0.25%	September 26, 2008	November 15, 2019	August 17, 2009
Global X MSCI Norway ETF	0.25%	October 2, 2009	November 15, 2019	November 9, 2010
Global X MSCI Argentina ETF	0.25%	December 5, 2008	November 15, 2019	March 2, 2011
Global X MSCI Colombia ETF	0.25%	December 5, 2008	November 15, 2019	February 5, 2009
Global X MSCI Pakistan ETF	0.25%	October 2, 2009	November 15, 2019	April 22, 2015
Global X MSCI China Consumer Discretionary ETF	0.25%	October 2, 2009	November 15, 2019	November 30, 2009
Global X MSCI China Energy ETF	0.25%	October 2, 2009	November 15, 2019	December 15, 2009
Global X MSCI China Financials ETF	0.25%	October 2, 2009	November 15, 2019	December 10, 2009
Global X MSCI China Industrials ETF	0.25%	October 2, 2009	November 15, 2019	November 30, 2009
Global X MSCI China Materials ETF	0.25%	October 2, 2009	November 15, 2019	January 12, 2010
Global X MSCI China Communication Services ETF	0.25%	October 2, 2009	November 15, 2019	December 8, 2009
Global X Copper Miners ETF	0.25%	March 26, 2010	November 15, 2019	April 19, 2010
Global X Silver Miners ETF	0.25%	March 26, 2010	November 15, 2019	April 19, 2010
Global X China Mid Cap ETF	0.25%	June 4, 2010	November 15, 2019
Global X Lithium & Battery Tech ETF	0.25%	June 4, 2010	November 15, 2019	July 22, 2010
Global X Uranium ETF	0.25%	June 4, 2010	November 15, 2019	November 4, 2010
Global X Gold Explorers ETF	0.25%	August 27, 2010	November 15, 2019	November 3, 2010
Global X MSCI Next Emerging & Frontier ETF	0.25%	November 17, 2010	November 15, 2019	November 6, 2013
Global X FTSE Southeast Asia ETF	0.25%	November 17, 2010	November 15, 2019	February 16, 2011
Global X Fertilizers/Potash ETF	0.25%	February 25, 2011	November 15, 2019	May 25, 2011
Global X SuperDividend® ETF	0.25%	February 25, 2011	November 15, 2019	June 8, 2011
Global X MLP ETF	0.25%	May 11, 2011	November 15, 2019	April 18, 2012
Global X MSCI Portugal ETF	0.25%	August 19, 2011	November 15, 2019	November 12, 2013
Global X MSCI Greece ETF	0.25%	August 19, 2011	November 15, 2019	December 7, 2011
Global X Luxembourg ETF	0.25%	August 19, 2011	November 15, 2019
Global X Kuwait ETF	0.25%	August 19, 2011	November 15, 2019
Global X MSCI Nigeria ETF	0.25%	August 19, 2011	November 15, 2019	April 2, 2013
Global X Advanced Materials ETF	0.25%	August 19, 2011	November 15, 2019
Global X Social Media ETF	0.25%	August 19, 2011	November 15, 2019	November 14, 2011
Global X SuperIncome™ Preferred ETF	0.25%	February 24, 2012	November 15, 2019	July 16, 2012
Global X SuperDividend® REIT ETF	0.25%	February 24, 2012	November 15, 2019	March 16, 2015
Global X Guru® Index ETF	0.25%	May 25, 2012	November 15, 2019	June 4, 2012
Global X SuperDividend® U.S. ETF	0.25%	November 16, 2012	November 15, 2019	March 11, 2013
Global X MLP & Energy Infrastructure ETF	0.25%	February 22, 2013	November 15, 2019	August 6, 2013
Global X MSCI SuperDividend® Emerging Markets ETF	0.25%	November 14, 2014	November 15, 2019	March 16, 2015

Name of Fund	Annual Advisory Fee (as a % of average daily net assets)	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X SuperDividend® Alternatives ETF	0.25%	March 10, 2015	November 15, 2019	July 13, 2015
Global X Scientific Beta U.S. ETF	0.15%	March 10, 2015	November 15, 2019	May 12, 2015
Global X Scientific Beta Europe ETF	0.25%	March 10, 2015	November 15, 2019	May 12, 2015
Global X Scientific Beta Asia ex-Japan ETF	0.25%	March 10, 2015	November 15, 2019	May 12, 2015
Global X Scientific Beta Japan ETF	0.25%	March 10, 2015	November 15, 2019	May 12, 2015
Global X Scientific Beta Developed Markets ex-US ETF	0.25%	March 10, 2015	November 15, 2019
Global X YieldCo & Renewable Energy Income ETF	0.25%	April 21, 2015	November 15, 2019	May 27, 2015
Global X S&P 500® Catholic Values ETF	0.25%	May 29, 2015	November 15, 2019	April 18, 2016
Global X Internet of Things ETF	0.25%	November 13, 2015	November 15, 2019	September 12, 2016
Global X Health & Wellness Thematic ETF	0.25%	November 13, 2015	November 15, 2019	May 9, 2016
Global X FinTech ETF	0.25%	November 13, 2015	November 15, 2019	September 12, 2016
Global X Conscious Companies ETF	0.25%	November 13, 2015	November 15, 2019	July 11, 2016
Global X Education ETF	0.25%	February 26, 2016	November 15, 2019	July 10, 2020
Global X Robotics & Artificial Intelligence ETF	0.25%	February 26, 2016	November 15, 2019	September 12, 2016
Global X Longevity Thematic ETF	0.25%	February 26, 2016	November 15, 2019	May 9, 2016
Global X Millennials Thematic ETF	0.25%	February 26, 2016	November 15, 2019	May 4, 2016
Global X Scientific Beta Emerging Markets ETF	0.25%	April 19, 2016	November 15, 2019
Global X MSCI SuperDividend® EAFE ETF	0.25%	September 9, 2016	November 15, 2019	November 14, 2016
Global X Founder-Run Companies ETF	0.25%	September 9, 2016	November 15, 2019	February 13, 2017
Global X U.S. Infrastructure Development ETF	0.25%	February 24, 2017	November 15, 2019	March 6, 2017
Global X U.S. Preferred ETF	0.15%	February 24, 2017	November 15, 2019	September 11, 2017
Global X Artificial Intelligence & Technology ETF	0.25%	February 23, 2018	November 15, 2019	May 11, 2018
Global X Autonomous & Electric Vehicles ETF	0.25%	February 23, 2018	November 15, 2019	April 13, 2018
Global X TargetIncomeTM 5 ETF	0.25%	February 23, 2018	November 15, 2019	July 27, 2018
Global X TargetIncomeTM Plus 2 ETF	0.25%	February 23, 2018	November 15, 2019	July 27, 2018
Global X S&P 500® Quality Dividend ETF	0.15%	May 23, 2018	November 15, 2019	July 13, 2018
Global X Augmented & Virtual Reality ETF	0.25%	May 23, 2018	November 15, 2019
Global X E-commerce ETF	0.25%	May 23, 2018	November 15, 2019	November 27, 2018

Name of Fund	Annual Advisory Fee (as a % of average daily net assets)	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X Genomics & Biotechnology ETF	0.25%	May 23, 2018	November 15, 2019	April 5, 2019
Global X Adaptive U.S. Factor ETF	0.25%	May 23, 2018	November 15, 2019	August 24, 2018
Global X MSCI China Consumer Staples ETF	0.25%	September 13, 2018	November 15, 2019	December 7, 2018
Global X MSCI China Real Estate ETF	0.25%	September 13, 2018	November 15, 2019	December 7, 2018
Global X MSCI China Health Care ETF	0.25%	September 13, 2018	November 15, 2019	December 7, 2018
Global X MSCI China Utilities ETF	0.25%	September 13, 2018	November 15, 2019	December 7, 2018
Global X MSCI China Information Technology ETF	0.25%	September 13, 2018	November 15, 2019	December 7, 2018
Global X MSCI China Large-Cap 50 ETF	0.25%	September 13, 2018	November 15, 2019	December 7, 2018
Global X DAX Germany ETF	0.25%	September 13, 2018	November 15, 2019	December 24, 2018
Global X NASDAQ 100 Covered Call ETF	0.25%	September 13, 2018	November 15, 2019	December 24, 2018
Global X S&P 500® Covered Call ETF	0.25%	September 13, 2018	November 15, 2019	December 24, 2018
Global X Cloud Computing ETF	0.25%	November 13, 2018	November 15, 2019	April 12, 2019
Global X Thematic Growth ETF	0.25%	November 13, 2018	November 15, 2019	October 25, 2019
Global X Russell 2000 Covered Call ETF	0.25%	November 13, 2018	November 15, 2019	April 17, 2019
Global X Cybersecurity ETF	0.25%	June 13, 2019	November 15, 2019	October 25, 2019
Global X Video Games & Esports ETF	0.25%	June 13, 2019	November 15, 2019	October 25, 2019
Global X Cannabis ETF	0.25%	June 13, 2019	November 15, 2019	September 17, 2019
Global X Emerging Markets Bond ETF	0.25%	February 18, 2020		June 1, 2020
Global X S&P Catholic Values Developed ex-U.S. ETF	0.25%	February 18, 2020
Global X Variable Rate Preferred ETF	0.15%	February 18, 2020		June 22, 2020
Global X Telemedicine & Digital Health ETF	0.25%	May 29, 2020
Global X S&P Catholic Values U.S. Aggregate Bond ETF	0.15%	May 29, 2020
Global X S&P 500 Covered Call & Growth ETF	0.25%	May 29, 2020
Global X Nasdaq 100 Covered Call & Growth ETF	0.25%	May 29, 2020
Global X U.S. Dividend Covered Call & Growth ETF	0.25%	May 29, 2020
Global X CleanTech ETF	0.25%	May 29, 2020

[SIGNATURES TO FOLLOW]

GLOBAL X FUNDS
/s/ Chang Kim
By: Chang Kim
Title: Chief Financial Officer

GLOBAL X MANAGEMENT COMPANY LLC
/s/ Chang Kim
By: Chang Kim
Title: Chief Operating Officer